Exhibit 11.1


               Wilsons The Leather Experts Inc. and Subsidiaries
                           Net Income Per Common Share
                   (In Thousands, Except Per Share Amounts)

                                                Three Months      Three Months
                                                    Ended            Ended
                                              January 29, 2000  January 30, 1999
                                              ----------------  ----------------
Net income                                          $51,798         $36,582
                                                    =======         =======

Weighted average common shares
  outstanding-basic                                  16,569          16,247

Effect of options granted (1)                           819             324
                                                    -------         -------

Weighted average common shares
  outstanding-assuming dilution                      17,388          16,571
                                                    =======         =======

Basic net income per common share (1)               $  3.13         $  2.25
                                                    =======         =======

Diluted net income per common share (1)             $  2.98         $  2.21
                                                    =======         =======

                                                 Year Ended        Year Ended
                                              January 29, 2000  January 30, 1999
                                              ----------------  ----------------
Net income                                          $30,651         $18,177
                                                    =======         =======

Weighted average common shares
  outstanding - basic                                16,408          15,536

Effect of options granted (1)                           656             559
Effect of warrant (1)                                  --               286
                                                    -------         -------

Weighted average common shares
  outstanding - basic and diluted                    17,064          16,381
                                                    =======         =======

Basic net income per common share (1)               $  1.87         $  1.17
                                                    =======         =======

Diluted net income per common share (1)             $  1.80         $  1.11
                                                    =======         =======


Note 1: Under Statement of Financial Accounting Standard No. 128 "Earnings per Share," common stock equivalents are excluded when computing diluted net income or loss per common share if the effect is anti-dilutive.